SECURITIES PURCHASE AGREEMENT

                                  between

                        RENAISSANCE COSMETICS, INC.

                                    and

                    THE INITIAL PURCHASER NAMED HEREIN


                     _________________________________

                        Dated as of August 8, 1996

                         TABLE OF CONTENTS


                                                             PAGE

                             ARTICLE I

                            DEFINITIONS

Section 1.1.  Definitions                                       1
Section 1.2.  Accounting Terms; Financial Statements            6

                            ARTICLE II

             ISSUE OF SECURITIES; PURCHASE AND SALE OF
            SECURITIES; RIGHTS OF HOLDERS OF SECURITIES

Section 2.1.  Issue of Securities                               6
Section 2.2.  Purchase and Sale of Securities                   7
Section 2.3.  Rights of Holders of Securities                   9
Section 2.4.  Offering by the Initial Purchaser                 9

                            ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

Section 3.1.  Representations and Warranties of the
              Company                                           9
Section 3.2.  Representations and Warranties of the
              Initial Purchaser                                18

                            ARTICLE IV

                  CONDITIONS PRECEDENT TO CLOSING

Section 4.1.  Conditions Precedent to Obligations of the
              Initial Purchaser                                21
Section 4.2.  Conditions Precedent to Obligations of the
              Company                                          24

                             ARTICLE V

                             COVENANTS

Section 5.1.  Covenants of the Company                         25




                            ARTICLE VI

                               FEES

Section 6.1.  Costs, Expenses and Taxes                        28

                            ARTICLE VII                      Page

                             INDEMNITY

Section 7.1.  Indemnity                                        29
Section 7.2.  Contribution                                     32
Section 7.3.  Registration Rights Agreements                   33

                           ARTICLE VIII

                           MISCELLANEOUS

Section 8.1.  Survival of Provisions                           33
Section 8.2.  Termination                                      34
Section 8.3   No Waiver; Modifications in Writing              35
Section 8.4.  Role of Special Counsel                          35
Section 8.5.  Information Supplied by the Initial
              Purchaser                                        36
Section 8.6.  Communications                                   36
Section 8.7.  Determinations                                   36
Section 8.8.  Execution in Counterparts                        36
Section 8.9.  Successors                                       36
Section 8.10. Governing Law                                    37
Section 8.11. Severability of Provisions                       37
Section 8.12. Headings                                         37

Signature Page                                                 38

Schedule 3.1(d) Subsidiaries

Exhibit 1     Certificate of Designation
Exhibit 2     Indenture (as amended to date)
Exhibit 3     Form of Warrant Agreement
Exhibit 4     Form of Preferred Stock Registration Rights Agreement
Exhibit 5     Form of Common Stock Registration Rights Agreement

                               -ii-
                                --

                                --



          SECURITIES PURCHASE AGREEMENT, dated as of August 8, 1996 (this "Agreement"), between Renaissance Cosmetics, Inc., a Delaware corporation (the "Company") and CIBC Wood Gundy Securities Corp. (the "Initial Purchaser").

          In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                            ARTICLE I

                            DEFINITIONS

          Section 1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "ACCREDITED  INVESTOR"  has  the  meaning  provided  therefor  in section 3.2 of this Agreement.

          "ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "AFFILIATE" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "AGREEMENT" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof and in effect.

          "BASIC DOCUMENTS" means, collectively, the Certificate of Designation, the Preferred Stock, the Warrant Agreement, the Preferred Stock Registration Rights Agreement, the Common Stock Registration Rights Agreement and the Stockholders Agreement.

          "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

          "CERTIFICATE OF DESIGNATION" means the Certificate of Designation duly adopted by the Board of Directors of the Company setting forth the rights, preferences and priorities of the Preferred Stock and filed with, and accepted for filing, so as to be effective, by the Secretary of State of the State of Delaware prior to the Closing hereunder and which is in the form of Exhibit 1 hereto.

          "CLOSING" has the meaning provided therefor in Section 2.2 of this Agreement.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

          "COMMON STOCK" means the Common Stock of the Company, par value $.01 per share.

          "COMMON STOCK REGISTRATION RIGHTS AGREEMENT" means the Common Stock Registration Rights Agreement substantially in the form of Exhibit 6 hereto.

          "COMPANY" has the meaning provided therefor in the introductory paragraph of this Agreement.

          "DEFAULT" means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.

          "DISQUALIFIED CAPITAL STOCK" has the meaning provided therefor in the Certificate of Designation.

          "ERISA" has the meaning provided therefor in Section 3.1 of this Agreement.

          "EVENT OF DEFAULT" means any event defined as an Event of Default in the Indenture.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "INDEMNIFIED  PARTIES"  has  the  meaning  provided  therefor  in
Section 7.1(b) of this Agreement.

          "INDEMNIFYING  PARTIES"  has  the  meaning  provided  therefor in
Section 7.1(b) of this Agreement.

          "INITIAL PURCHASER" means CIBC Wood Gundy Securities Corp.

          "INDENTURE" means the indenture under which the Notes were issued, attached as Exhibit 2 hereto.

          "LIEN" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any capitalized lease obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "MATERIAL ADVERSE EFFECT" means, with respect to the Company and its Subsidiaries, a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; PROVIDED that, with respect to the Company and the Material Subsidiaries, "Material Adverse Effect" shall also mean a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Basic Documents.

          "MATERIAL SUBSIDIARIES" means Cosmar Corporation, a Delaware corporation, and Dana Perfumes Corp., a Delaware corporation.

          "MEMORANDUM" has the meaning provided therefor in Section 2.1 of this Agreement.

          "NOMURA FACILITY" means the Note Purchase Agreement, dated as of December 21, 1994, among the Company, Cosmar Corporation and Nomura Holding America Inc., as purchaser, relating to the $40,000,000 variable rate Senior Secured Revolving Notes due 1996 and the $30,000,000 variable rate Senior Secured Term Notes due 1996, as such agreement may be amended, modified or supplemented from time to time.

          "NOMURA WAIVER" means the Waiver to Note Purchase Agreement, to be dated as of August 8, 1996, by Nomura Holding America Inc. with respect to the waiver of provisions of the Existing Credit Facility in order to permit the Offering and certain of the contemplated use of proceeds therefrom.

          "NOTES" means the 13-3/4% Senior Notes Due 2001, Series B and the 13-3/4% Senior Notes due 2002 of the Company issued under the Indenture.

          "NOTES WAIVER" means any waiver required under the Indenture in connection with the Pending Acquisitions.

          "OFFERING MATERIALS" has the meaning provided therefor in Section
7.1 of this Agreement.

          "OLD  WARRANT  AGREEMENT" means the Warrant Agreement dated as of
August  18,  1994,  between  the   Company   and  American  Bank,  National
Association, as Warrant Agent.

          "PARITY STOCK" means the Senior Redeemable Preferred Stock, Series C, of the Company, $.01 par value into which the Preferred Stock may be exchanged pursuant to the Exchange Offer or the Private Exchange (each as defined in the Preferred Stock Registration Rights Agreement).

          "PENDING ACQUISITIONS" means the acquisition (or attempted acquisition) by the Company, directly and indirectly, of (i) The MEM Company, (ii) Great American Cosmetics, Inc., and (iii) any other business or part of a business that is in the line of business conducted by the Company on the date hereof and any related line of business.

          "PERSON"  means  any  individual, corporation, partnership, joint
venture,   association,   joint-stock    company,   trust,   unincorporated
organization or other legal entity.

          "PORTAL" means the Private Offerings, Resales and Trading through Automated Linkages Market.

          "PREEMPTIVE RIGHT OPINION" shall mean a letter from Houlihan Lokey Howard & Zukin that indicates a "Current Market Price" (as defined in the Old Warrant Agreement) of no greater than $96.23 per share of Common Stock.

          "PREFERRED STOCK" means the Senior Redeemable Preferred Stock, Series B, of the Company, $.01 par value.

          "PREFERRED  STOCK  REGISTRATION   RIGHTS   AGREEMENT"  means  the
Registration   Rights   Agreement   relating   to   the  Preferred   Stock,
substantially in the form of Exhibit 4 hereto.

          "PRIVATE EXCHANGE PREFERRED STOCK" has the meaning provided therefor in Section 2.1 of this Agreement.

          "PROCEEDING" has the meaning provided therefor in Section 7.1(b) of this Agreement.

          "PURCHASE  OPTION" has the meaning provided therefor  in  Section
2.1.

          "QIB" has the meaning provided therefor in Section 3.2 of this Agreement.

          "SECURITIES" has the meaning provided therefor in Section 2.1 of this Agreement.

          "STATE" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

          "STATE  COMMISSION"  means  any   agency   of  any  State  having
jurisdiction to enforce such State's securities laws.

          "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated August 18, 1994 between the Company and each of the individuals or entities which are parties thereto.

          "SUBSIDIARIES" means of any specified Person, any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or
(ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

          "TAXES" has the meaning provided therefor in Section 3.1(t) of this Agreement.

          "TIME OF PURCHASE" has the meaning provided therefor  in  Section
2.2 of this Agreement.

          "WARRANT AGREEMENT" means the Warrant Agreement under which the Warrants will be issued substantially in the form of Exhibit 3 hereto.

          "WARRANT SHARES" has the meaning provided therefor in Section 2.1 of this agreement.

          "WARRANTS" means the Warrants to purchase Common Stock of the Company, the terms and provisions of which are governed by the Warrant Agreement.

          Section 1.2 ACCOUNTING TERMS; FINANCIAL STATEMENTS. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to generally accepted accounting principles in the United States applied on a consistent basis except for changes with which such accountants concur. All determinations to which accounting principles apply shall be made in accordance with sound accounting practice.

                            ARTICLE II

             ISSUE OF SECURITIES; PURCHASE AND SALE OF
            SECURITIES; RIGHTS OF HOLDERS OF SECURITIES

          Section 2.1 ISSUE OF SECURITIES. The Company has authorized the original issuance of $80,000,000 aggregate liquidation value of the Preferred Stock together with Warrants to purchase shares of Common Stock constituting approximately 15% of the Company's fully diluted Common Stock as of the Time of Purchase (the "Firm Units"). In addition, the Company hereby grants an option to the Initial Purchaser to purchase up to an additional $20,000,000 aggregate Liquidation Value of the Preferred Stock together with Warrants to purchase shares of Common Stock constituting 4% of the Company's fully diluted Common Stock as of the date of their issuance (the "OPTION UNITS" and together with the Firm Units, the "Securities") (the "PURCHASE OPTION"). The Purchase Option will expire thirty (30) days after the date hereof and may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering of the Firm Units upon notice by the Initial Purchaser to the Company setting forth the aggregate principal amount of Option Units as to which the Initial Purchaser is then exercising the Purchase Option and the time and date of payment and delivery for such Option Units. Such time and date of delivery, if any (any such date, a "Date of Delivery", shall be determined by the Initial Purchaser, but shall not be later than ten (10) and not earlier than five (5) full business days after any exercise of said Purchase Option. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares".

          The  Preferred  Stock will have the rights  and  preferences  set
forth in the Certificate of  Designation.   The aggregate
liquidation value
of the Preferred Stock will increase to the extent accrued dividends thereon are not paid in cash through the issuance of additional shares of Preferred Stock. The Preferred Stock, the Warrants and the Warrant Shares are referred to herein collectively as the Securities. For purposes of the Code and the related Treasury Regulations, the Initial Purchaser of the Preferred Stock agrees with the Company that if the date of issuance were to occur on the date hereof and the issue price were to be $1,000 for each investment unit consisting of one share of Preferred Stock and 2.693 Warrants, the issue price would be allocated to the Preferred Stock to the extent of $740 and to the Warrants to the extent of $260 per $1,000 aggregate liquidation value of the Preferred Stock and that this is a reasonable basis for such allocation provided that the parties acknowledge and agree that for purposes of the Code in determining the issue price and date of issuance of investment units, sales to any bond house, broker or similar person or organization acting in the capacity of an underwriter or wholesaler are ignored and accordingly the actual determination of the issue price and date of issuance of the Preferred Stock and the Warrants shall be determined by the Company based on the relative fair market values of the Preferred Stock and the Warrants on the date of issuance to a person (other than the Initial Purchaser) that is not a bond house, broker or similar person or organization acting in the capacity of an underwriter or wholesaler.

          The Securities will be offered and sold to the Initial Purchaser without being registered under the Act, in reliance on exemptions therefrom, including the exemptions provided by Rule 144A and Regulation S of the Act.

          In connection with the sale of the Securities, the Company has prepared an offering memorandum dated August 7, 1996 (such offering memorandum, together with any documents incorporated by reference therein, being hereinafter referred to as the "Memorandum") setting forth or including a description of the terms of the Preferred Stock and Warrants, the terms of the Offering, a description of the Company, the Pending Acquisitions and any other material developments relating to the Company occurring after the date of the most recent financial statements included therein.

          Section 2.2. PURCHASE AND SALE OF SECURITIES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees that it will sell to the Initial Purchaser, and the Initial Purchaser agrees that it will purchase from the Company at the Time of Purchase $80,000,000 aggregate liquidation value of Preferred Stock and Warrants to acquire approximately 15% of the fully diluted common equity of the Company at the Time of Purchase at a price equal to 96.5% of the aggregate liquidation value of the Preferred Stock.

          The Securities shall have the terms set forth herein, in the Certificate of Designation and the Warrant Agreement respectively. The Warrant Shares shall be governed by the terms and provisions of the Warrant Agreement.

          The purchase, sale and delivery of the Firm Units will take place at a closing (the "Closing") at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, at 10:00 A.M., New York time, on August , 1996, or such later date and time, if any, as the Initial Purchaser and the Company shall agree. The time at which the Closing is concluded is herein called the "Time of Purchase." In addition, upon any exercise of the Purchase Option, the Initial Purchaser agrees to purchase from the Company the number of Option Units specified in any written notice of exercise delivered to the Company. In the event that any or all of the Option Units are purchased by the Initial Purchaser, payment of the purchase price for, and delivery of certificates for, such Option Units shall be made at the above-mentioned offices of Paul, Weiss, Rifkind, Wharton & Garrison, or at such other place as shall be agreed upon by the Initial Purchaser and the Company on the Date of Delivery specified in the notice from the Initial Purchaser to the Company.

          Delivery of the Securities to be purchased by the Initial Purchaser pursuant to this Agreement shall be made at the Closing and the Additional Closing, as the case may be, by the Company (i) delivering global certificates representing the Securities to The Depository Trust Company ("DTC") or its agent and (ii) causing the DTC participant account designated by the Initial Purchaser to be credited with the Securities purchased by such Initial Purchaser against payment therefor in immediately available same day funds through the facilities of DTC for the account of the Company. The Company agrees that in connection with the placement of the Securities, the Initial Purchaser may, in its discretion, deduct from the purchase price of the Securities to be remitted to the Company at the Closing the amount of the reasonable fees and expenses (documented in reasonable detail) of Cahill Gordon & Reindel, special counsel to the Initial Purchaser.

          The Company will bear all expenses of shipping the Securities (including, without limitation, insurance expenses) from New York City to such other places within the United States of America or Canada as the Initial Purchaser shall specify. Any tax on the issuance of the Securities will be paid by the Company at the Time of Purchase pursuant to
Section 8.7.

          Section 2.3. RIGHTS OF HOLDERS OF SECURITIES. The holders of the Securities shall have such rights with respect to the registration thereof under the Act as are set forth in the Preferred Stock Registration Rights Agreement and the Common Stock Registration Rights Agreement.

          Section  2.4.  OFFERING  BY  THE  INITIAL PURCHASER.   The  Initial
Purchaser proposes to make an offering of the Securities at the price and upon the terms set forth in the Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

                           ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

          Section 3.1. REPRESENTATIONS AND WARRANTIES  OF  THE  COMPANY.   The
Company represents and warrants to the Initial Purchaser as follows:

          (a) The Memorandum as of its date and at the Time of Purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that the representations and warranties set forth in this
     Section 3.1(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Memorandum or any amendment or supplement thereto or relating to the manner of sale of the securities by the Initial Purchaser.

          (b) The audited consolidated financial statements of the Company and its Subsidiaries, together with related notes and schedules thereto, included in the Memorandum fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of operations and cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); and any pro forma financial statements and the related notes thereto included in the Memorandum have been prepared using reasonable assumptions and in accordance with the applicable requirements of the Act and include all adjustments necessary to present fairly in all material respects the pro forma financial information included in the Memorandum as at the respective dates and for the respective periods indicated. Deloitte &

     Touche LLP and Windes & McClaughry, which are reporting upon the audited financial statements and schedules included in the Memorandum, are independent public auditors as required by the Act and the rules and regulations thereunder.

          (c)   The   Company  is  a  corporation  duly  organized,  validly
     existing and in good standing under the laws of the State of Delaware. Each of the Company's Subsidiaries is a corporation duly incorporated or organized, validly existing and in good standing under the laws of
     the jurisdiction of its incorporation.   Each  of  the Company and its
     Subsidiaries is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in each jurisdiction in which the ownership or leasing of any property or the nature of its business makes such qualification necessary and in which the failure so to qualify would have a Material Adverse Effect.

          (d) All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. As of the date hereof, the Company has no material
     Subsidiaries   other   than  the  Material  Subsidiaries   and   those
     Subsidiaries listed on Schedule  3.1(d)  hereto.   All  of the capital
     stock of the Material Subsidiaries is owned directly or indirectly by the Company, free and clear of any Liens other than Liens created
     under  the  Indenture  or securing the  Nomura  Facility.   Except  as
     described in the Memorandum, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other binding agreements or commitments of any character obligating the Company or its Subsidiaries to issue any securities. Except as described in the Memorandum or under the Old Warrant Agreement, no Person other than the Initial Purchaser has any rights to the registration of capital stock or other securities of the Company, under the Act or otherwise.
     Except   for  the  Stockholders  Agreement,  the  Company's   Restated
     Certificate of Incorporation or as disclosed in the Memorandum, there is no agreement, understanding or arrangement among the Company or its Subsidiaries and its or their respective stockholders or any other person relating to the ownership or disposition of any capital stock in the Company or any of its Subsidiaries, the election of directors of the Company or any of its Subsidiaries or the governance of the Company's or any such Subsidiary's affairs; and no such agreements, arrangements or understandings will be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement or the Basic

     Documents.
     The Company has reserved for issuance Warrant Shares sufficient in number to meet the exercise obligations of the Warrants under the Warrant Agreement and, upon exercise of the Warrants, the Warrant Shares will be fully paid, nonassessable and free of preemptive rights (other than preemptive rights under the Old Warrant Agreement) and will not be subject to any restrictions on the transfer thereof except for such restrictions set forth herein, in the Stockholders Agreement and under the Act.

          (e) The Certificate of Designation has been duly authorized by the Company, its board of directors and all required stockholder action, has been filed with the Secretary of State of the State of Delaware and constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and general principles of equity and the discretion of the
     court  before  which  any proceeding therefor  may  be  brought.   The
     Restated Certificate of Incorporation of the Company, by virtue of the Certificate of Designation, sets forth the rights, preferences and priorities of the Preferred Stock. The Preferred Stock has been duly and validly authorized and, upon payment by the Initial Purchaser in accordance with this Agreement, will be fully paid and non-assessable
     and free of preemptive  rights.   Other  than  the  Parity Stock, upon
     filing with the Secretary of State of the State of Delaware of a Certificate of Elimination with respect to the Senior Exchangeable Redeemable Preferred Stock, Series A, and the redemption of such preferred stock with the proceeds from the Offering, there will be no issued and outstanding capital stock of the Company which ranks senior to or pari passu with the Preferred Stock with respect to dividends or in the event of a liquidation of the Company which will not be redeemed with the proceeds from the issuance of the Preferred Stock.

          (f) The form and terms of the Warrant Agreement have been duly authorized by the Company and, upon execution and delivery by the Company and (assuming the due authorization, execution and delivery by the Warrant Agent (as defined in the Warrant Agreement)), will constitute a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, except as such
     enforceability   may   be   limited  by  (i)  bankruptcy,  insolvency,
     fraudulent conveyance, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general equitable principles, whether asserted in an action at law or in equity, and that such enforceability may be subject to the discretion of the court before which any proceedings therefor may be brought.

          (g) Each of this Agreement and the Preferred Stock Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally, (ii) general equitable principles, whether asserted in an action at law or in equity, and that such enforceability may be subject to the discretion of the court before which any proceedings therefor may be brought and
     (iii) rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

          (h) The Common Stock Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser, to the extent a party thereto), will constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general equitable principles, whether asserted in an action at law or in equity, and that such enforceability may be subject to the discretion of the court before which any proceedings therefor may be brought.

          (i) The Company has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement and each of the Basic Documents, (ii) execute, deliver and perform its obligations under all other agreements and instruments required to be executed and delivered by the Company pursuant to this Agreement and each of the Basic Documents and (iii) issue the
     Securities  pursuant  hereto  in  the  manner  and  for  the   purpose
     contemplated  by  this  Agreement.   The execution and delivery by the
     Company of this Agreement and each of the Basic Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company.

          (j) Subsequent to the date as of which information is given in the Memorandum and immediately prior to the Time of Purchase there has not been (i) any event or condition that has had or that would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (ii) except for the Pending Acquisitions, any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and its Subsidiaries, taken as a whole, or
     (iii) any dividend or distribution of any kind declared, paid or made by the Company on its Common Stock that has not been approved by the Initial Purchaser in writing.

          (k) There is no action, suit, investigation or proceeding, governmental or otherwise, pending or, to the best knowledge of the Company, threatened to which the Company or any of its Subsidiaries is or would be a party or of which the properties of the Company or its Subsidiaries are or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Securities by the Company or any of the other transactions contemplated hereby, (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions or
     (iii) except as disclosed in the Memorandum, could reasonably be expected to have a Material Adverse Effect.

          (l) The execution, delivery and performance by the Company of this Agreement and the Basic Documents, and the issuance and sale by the Company of the Securities, and the execution, delivery and performance by the Company of all other agreements and instruments required to be executed and delivered by the Company pursuant hereto or thereto and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any law, rule or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award presently in effect or in effect at the Time of Purchase, having applicability to the Company or any of its Subsidiaries, (ii) conflict with or result in a breach of or constitute a default under the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, or, as of the Time of Purchase, assuming the Nomura Waiver and the Notes Waiver are obtained, any indenture or loan or credit agreement, or any other agreement or instrument (other than the Old Warrant Agreement), to which the Company or any of its Subsidiaries is party or by which the Company or any of the Subsidiaries or any of their respective properties may be bound or affected, or (iii) except as contemplated by this Agreement and the Basic Documents, result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of the Subsidiaries, except, in the case of (i), (ii) or (iii), where such violation, conflict, default or creation or imposition of any Lien would not (individually or in the aggregate) have a Material Adverse Effect.

          (m) Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries (i) will be in violation of its respective certificate of incorporation or by-laws, (ii) assuming the Nomura Waiver and Notes Waiver are obtained, will be in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument (other than the Old Warrant Agreement) to which it is a party or by which it or any of its properties may be bound or affected, (iii) will be in violation of any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters or (iv) will have violated or be in violation of any such statute, rule or regulation of any governmental authority, which default or violation in the case of clause (i), (ii), (iii) or (iv) (individually or in the aggregate) could reasonably be expected to (x) affect the legality, validity or enforceability of this Agreement or any of the Basic Documents or (y) have a Material Adverse Effect.

          (n) Assuming the accuracy of the Initial Purchaser's representations and warranties set forth in Section 3.2 and the representations and warranties of each subsequent transferee that is a QIB or an "Accredited Investor" (as set forth in a certificate required to be delivered by each such subsequent transferee) and the due performance by the Initial Purchaser of the covenants and agreements set forth in Sections 3.2 and 3.3, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Company or any of its

     Subsidiaries (to the extent they are a party thereto) of this Agreement or any of the Basic Documents, except
     (i) as may be required under state securities or "blue sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Securities or (ii) as would not (individually or in the aggregate) have a Material Adverse Effect. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which are required to have been obtained or made as of the Time of Purchase have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the knowledge of the Company, threatened attack by appeal or direct proceeding or otherwise.

          (o) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company will not be immediately after the Time of Purchase an "investment company" within the meaning of such Investment Company Act.

          (p) The execution and delivery of this Agreement, the other Basic Documents and the sale of the Securities pursuant to this Agreement will not involve any non-exempt prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code on the part of the Company or any of its Subsidiaries. The preceding representation is made in reliance upon, and subject to the continuing accuracy of, the representation made in Section 3.2(b) as to the Initial Purchaser. The Company does not and, at and as of the Time of Purchase, the Company does not reasonably expect to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to ERISA and which is required to be funded, to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant. With respect to such plans, the Company is and, at and as of the Time of Purchase, the Company will be in compliance in all material respects with all applicable provisions of ERISA.

          (q) The Company and each of its Subsidiaries have good and valid title to, or valid and enforceable leasehold interests in, all properties and assets identified in the Memorandum as owned by each of them which are material to the business of the Company and its Subsidiaries, taken as a whole, free and clear of all Liens, except
     (i) such Liens as are described in the Memorandum or (ii) Liens created in the ordinary course of business which are Permitted  Liens
     (as defined in the Indenture). All of the leases material to the business of the Company and the Subsidiaries, taken as a whole, and under which the Company or any Subsidiary holds properties described in the Exchange Act Filings, are valid and binding as leased by them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its Subsidiaries.

          (r) All tax returns required to be filed by the Company or any of its Subsidiaries in any jurisdiction (including foreign jurisdictions) have been so filed and all taxes, assessments, fees and other charges including, without limitation, withholding taxes, penalties, and interest ("Taxes") due or claimed to be due have been paid, other than those Taxes being contested in good faith and those Taxes for which adequate reserves or accruals have been established in accordance with generally accepted accounting principles, except where the failure to file such returns or to pay such Taxes is not reasonably likely to have, singly or in the aggregate, a Material Adverse Effect. Except as disclosed in writing to the Initial Purchaser, the Company knows of no actual or proposed additional tax assessments for any fiscal period against the Company or any of its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect.

          (s) The Company and its Subsidiaries are the owners or licensees of all trade names, unregistered trademarks and service marks, brand names, patents, registered and unregistered copyrights, registered trademarks and service marks, and all applications for any of the foregoing, and all permits, grants and licenses or other rights with respect thereto, the absence of which would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been charged with any material infringement of any intangible property of the character described above or been notified or advised of any material claim of any other Person relating to any of the intangible property which infringements or claims (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

          (t) Except as set forth in the Memorandum, the Company and its Subsidiaries comply in all material respects with all laws, rules and regulations applicable to the Company and each such Subsidiary, and the Company and its Subsidiaries own or possess and are operating in compliance in all material respects  with  the  terms, provisions,
     conditions, restrictions and limitations contained in all licenses, franchises, approvals, certificates and permits from all Federal, state, territorial, foreign and local governmental and regulatory authorities which are necessary to own or lease their respective
     properties  and  assets  and  to  the  conduct   of  their  respective
     businesses (other than such laws, rules, regulations, licenses, franchises, approvals, certificates or permits that are immaterial in scope or application to the Company and its Subsidiaries, taken as a whole), including, without limitation, licenses, franchises and approvals from the United States Food and Drug Administration and the United States Federal Trade Commission, except where the failure to comply with any of the foregoing would not have a Material Adverse Effect. Except as otherwise set forth in the Memorandum, there are no citations or notices of forfeiture or other proceedings pending or, to the best knowledge of the Company, threatened or any basis therefor, which would lead to the revocation, termination, suspension or non-renewal of any such license, franchise, approval, certificate or permit the result of which could reasonably be expected to have a Material Adverse Effect. Except as otherwise set forth in the Memorandum, there are no restrictions or limitations contained in any applicable license, franchise, approval, certificate or permit, or, to the best knowledge of the Company, threatened or proposed in any pending or contemplated hearing, proceeding or procedure, that could reasonably be expected to have a Material Adverse Effect.

          (u) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Preferred Stock (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (v) Assuming the accuracy of the Initial Purchaser's representations and warranties set forth in Section 3.2 hereof and the representations and warranties of each subsequent transferee that is an "Accredited Investor" (as set forth in a certificate required to be delivered by each such subsequent transferee) and the due performance by the Initial Purchaser of the covenants and agreements set forth in
     Section  3.2
     hereof,  the  sale  of  the  Securities  to  the  Initial
     Purchaser in the manner contemplated by this Agreement does not require registration under the Act.

          (w) No securities of the Company or any of its Subsidiaries are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

          (x) None of the Company or its Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (y) None of the Company, its Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchaser and its Affiliates, as to whom the Company makes no representation) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S") with respect to the Securities and the Company, its Subsidiaries and their respective affiliates and any person acting on its or their behalf (other than the Initial Purchaser and its Affiliates, as to whom the Company makes no representation) has acted in accordance with the offering restrictions requirement of Regulation S.

          (z) The Company and its Subsidiaries have complied with all provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

          The Initial Purchaser acknowledges that the Company is not making any representation or warranty to the Initial Purchaser in connection with the sale of the Securities and the transactions contemplated hereby except as specifically set forth in this Section 3.1.

          Section  3.2. REPRESENTATIONS   AND   WARRANTIES   OF   THE  INITIAL
PURCHASER.   (a)  The  Initial  Purchaser  represents  and warrants to,  and covenants and agrees with, the Company that: (1) the Securities sold to the Initial Purchaser pursuant to be acquired by it hereunder are being acquired for its own account or an account with respect to which it exercises sole investment discretion and it or any such account is a "qualified institutional buyer" as defined in Rule 144A of the Act ("QIB") and has no intention of distributing or reselling such Securities or any part thereof in any transaction which would be in violation of the securities laws of the United States of America or any state; (2) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, or with respect to any such securities sold in reliance on Regulation S of the Act, by means of any directed selling efforts within the meaning of Rule 903 under the Act and the Commission's Release No. 33-6863, (3) it acknowledges that the Securities have not been or will not be registered under the Act and that none of the Securities may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below; (4) it shall not resell or otherwise transfer any of such Securities except (A) to the Company or any of its Subsidiaries, (B) inside the United States to a QIB in compliance with Rule 144A or, if any such Person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such Person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, (C) inside the United States to a limited number of other institutional investors reasonably believed by the Initial Purchaser to be "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Act) that, prior to such transfer, furnishes (or has furnished on its behalf by U.S. broker-dealer) to the Initial Purchaser and the Company a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities set forth in an annex to the Memorandum in private sales exempt from registration under the Securities Act with a minimum aggregate liquidation preference of $250,000, (D) outside the United States in compliance with Rule 904 under the Act, (E) pursuant to any other exemption from registration provided under the Act (if available) including Rule 144 thereunder or (F) pursuant to an effective registration statement under the Act; and (5) it will give to each person to whom it transfers the Securities notice of any restrictions on transfer of such Securities and subject to the Company's right prior to any such offer, sale or transfer pursuant to clause (E) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to it; and subject, nevertheless, to the disposition of the Initial Purchaser's property being at all times within its control; and provided that with respect to clause
(C) and (D) above, each such transfer is effected by delivery to such purchaser of securities in definitive form and registered in its name (or its nominee's name) on the books maintained by the Transfer Agent. The Initial Purchaser agrees to deliver at the Time of Purchase, a letter to the Company confirming its compliance with the foregoing requirements.

          (b) The Initial Purchaser represents that it is not an insurance company and that no part of the funds to be used to purchase the Securities constitutes assets of any employee benefit plan, except as otherwise disclosed in writing to the Company on or prior to the Closing date. As used in this Section 3.2(b), the term "employee benefit plan" shall have the meaning assigned to such term in Section 3 of ERISA.

          (c) The Initial Purchaser also represents and warrants to the Company that (i) it has received and reviewed the Memorandum; (ii) it has delivered the Memorandum to each Person acquiring the Securities from it prior to the time of such Person's purchase; (iii) it has authorized the purchase of the Securities; and (iv) the purchase of Securities does not violate its charter, by-laws, other organizational documents or any law or regulation to which it is subject.

          (d) This Agreement has been duly authorized by the Initial Purchaser and, when executed and delivered by the Initial Purchaser (assuming the due authorization, execution and delivery by the Company), will constitute a valid and legally binding agreement of the Initial Purchaser, enforceable against it in accordance with its terms, except as
such   enforceability   may   be  limited  by  (i) bankruptcy,  insolvency,
fraudulent conveyance, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally,
(ii) general equitable principles whether asserted in an action at law or in equity, and that such enforceability may be subject to the discretion of the court before which any proceedings therefor may be brought and
(iii) rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

          (e) Promptly following the occurrence thereof, the Initial Purchaser will advise the Company of the date on which it and its Affiliates first ceased to hold the Securities acquired as part of the initial distribution thereof.

                            ARTICLE IV.

                  CONDITIONS PRECEDENT TO CLOSING

          4.1.   CONDITIONS   PRECEDENT   TO   OBLIGATIONS   OF  THE  INITIAL
PURCHASER.   The  obligation  of  the  Initial  Purchaser  to purchase  the
Securities to be purchased by it hereunder is subject, at the Time of Purchase, to the satisfaction of the following conditions:

          (a)   The  Initial  Purchaser   shall   have   received  opinions,
     addressed to it in form and substance reasonably satisfactory to the Initial Purchaser and dated the Time of Purchase of John R. Jackson, Esq., general counsel to the Company, and of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Company and the Material Subsidiaries.

          (b) The Initial Purchaser shall have received an opinion, addressed to it in form and substance reasonably satisfactory to the Initial Purchaser and dated the Time of Purchase of Cahill Gordon & Reindel, special counsel to the Initial Purchaser (the "Special Counsel").

          In rendering such opinions in accordance with Sections 4.1(a) and
     (b), each such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and the Material Subsidiaries and representations of the Initial Purchaser and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Each such counsel may specify the jurisdictions in which it is admitted to practice and that it is not admitted to practice in any other jurisdiction and is not an expert in the law of any other jurisdiction.

          (c) The representations and warranties made by the Company herein shall be true and correct in all material respects (except for changes expressly provided for in this Agreement) on and as of the Time of Purchase, with the same effect as though such representations and warranties had been made on and as of the Time of Purchase, except for representations and warranties expressly made as of an earlier date, which need only be true and correct in all material respects as of such earlier date and the Company shall have complied in all material respects with all of its agreements as set forth in this Agreement and in the Basic Documents, as the case may be, required to be performed by it at or prior to the Time of Purchase.

          (d) The Initial Purchaser shall have received from Deloitte & Touche LLP a comfort letter dated the Closing in form and substance reasonably satisfactory to the Initial Purchaser.

          (e) Subsequent to the date of the Memorandum, (i) there shall not have been any change, or any development involving a prospective change, which has affected or may affect materially and adversely the businesses or properties or the financial condition or the results of operations of the Company and the Subsidiaries, taken as a whole (it being understood that the failure to consummate any of the Pending Acquisitions alone shall not be deemed to constitute such a change); and (ii) except for the Pending Acquisitions, the Company and the Subsidiaries shall have conducted their respective businesses only in the ordinary course.

          (f) At the Time of Purchase, and after giving effect to the consummation of the transactions contemplated by this Agreement and the Basic Documents, there shall exist no Default or Event of Default.

          (g) As to the Initial Purchaser, the purchase of and payment for the Securities (i) shall not be prohibited or enjoined (temporarily or
     permanently)   by   any  applicable  law  or  governmental  regulation
     (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), (ii) shall not subject the Initial Purchaser to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation (provided, however, that such regulation, law or onerous condition was not in effect at the date of this Agreement), and (iii) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

          (h) At the Time of Purchase, the Initial Purchaser shall have received a certificate, dated the Time of Purchase or such Additional Time of Purchase, as the case may be, from the Company stating that the conditions specified in Sections 4.1(c), (e) and (f) have been satisfied or duly waived at the Time of Purchase or Additional Time of Purchase.

          (i) Each of the Basic Documents shall be substantially in the form attached hereto or described herein and the Basic Documents and the Stockholder's Agreement shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

          (j) The Time of Purchase shall not be later than 5:00 P.M., New York City time, on August 15, 1996, subject to extension if the Initial Purchaser agrees to extend the Time of Purchase upon request to do so by the Company.

          (k) All proceedings taken in connection with the issuance of the Securities and the transactions contemplated by this Agreement, the Basic Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchaser and Special Counsel. The Initial Purchaser and Special Counsel shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

          (l) All costs due and owing and other reasonable expenses (including, without limitation, reasonable legal fees and expenses) required to be paid to or on behalf of the Initial Purchaser on or prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, pursuant to this Agreement.

          (m) The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

          (n) Thomas V. Bonoma shall have executed an employment contract, in form and substance satisfactory to the Initial Purchaser, to act as Chief Executive Officer of the Company for a period of not less than 4 years.

          (o) The Nomura Waiver shall have been executed and delivered by Nomura Holdings America Inc. in form and substance satisfactory to the Initial Purchaser and shall be in full force and effect.

          (p) Any Notes Waiver shall have been executed and delivered by holders of a majority in principal amount of the Notes and shall be in full force and effect.

          (q) In the event that the Initial Purchaser exercises its Option provided in Section 2.1 hereof to purchase all or any portion of the Option Units, the representations and warranties of the Company contained herein and the statements in any certificates, opinions and comfort letters furnished by the Company, its counsel or accountants hereunder shall be true and correct as of the date of the Additional Closing and bring-down certificates, opinions and comfort letters to that effect shall be delivered on such date.

          On or before the Time of Purchase or the Additional Time of Purchase, as the case may be, the Initial Purchaser and Special Counsel shall have received such further documents, opinions, certificates and schedules or other instruments relating to the business, corporate, legal and financial affairs of the Company and its Subsidiaries as they may reasonably request.

          Section 4.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to issue and sell the Securities pursuant to this Agreement are subject, at the Time of Purchase, to the satisfaction of the following conditions:

          (a) The representations and warranties made by the Initial Purchaser herein shall be true and correct in all material respects at and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase.

          (b) The issuance or sale of the Securities (i) shall not be enjoined under the laws of any jurisdiction to which the Company is
     subject   (temporarily  or  permanently)  at  the  Time  of  Purchase,
     (ii) shall not subject the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation (provided, however, that such regulation, law or onerous condition was not in effect at the date of this Agreement), and (iii) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

          (c) Each of the Basic Documents shall be satisfactory in form and substance to the Company and shall have been executed and delivered by all respective parties thereto and shall be in full force and effect and counsel to the Company shall have received a copy of each of such documents duly executed by such parties.

          (d) The Nomura Waiver shall have been executed and delivered by Nomura Holding America Inc. in form and substance satisfactory to the Company and shall be in full force and effect.

          (e) Any Notes Waiver shall have been executed and delivered by holders of a majority in aggregate principal amount of the Notes and shall be in full force and effect.

          (f) The Preemptive Right Opinion shall have been received by the Company in a form and substance acceptable to it.

                            ARTICLE V

                             COVENANTS

          Section 5.1 COVENANTS OF THE COMPANY. The Company covenants and agrees with the Initial Purchaser that:

          (a) The Company will not amend or supplement the Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a
     reasonable  period  of  time  prior  to  the   proposed  amendment  or
     supplement and as to which the Initial Purchaser  shall not have given
     its  consent, which consent shall not be unreasonably  withheld.   The
     Company will promptly, upon the reasonable request of the Initial Purchaser or counsel to the Initial Purchaser, make any amendments or supplements to the Memorandum that may be necessary or advisable in the opinion of the Initial Purchaser or counsel to the Initial Purchaser in connection with the resale of the Securities by the Initial Purchaser.

          (b) The Company will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as
     the  Initial  Purchaser  may  designate   and   will   continue   such
     qualifications in effect for as long as may be reasonably necessary to complete the resale of the Securities; PROVIDED, HOWEVER, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchaser of the Securities, any event occurs or information becomes known as a result of which the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser
     thereof  (who  thereafter   will   not   use   such  Memorandum  until
     appropriately amended or supplemented) and will prepare at the expense of the Company, an amendment or supplement to the Memorandum that corrects such statement or omission or effects such compliance; PROVIDED, HOWEVER, that the Company's obligation hereunder shall not
     be applicable to the extent resale by the Initial Purchaser may be accomplished pursuant to a Registration Statement (as defined in the Preferred Stock Registration Rights Agreement). Notwithstanding any provision of paragraph (a) or (c) of this Section 5.1, however, the Company's obligation under paragraph (a) and (c) of this Section 5.1(a) shall terminate on the earliest to occur of (i) 180 days after the date of the Memorandum (exclusive of any days during which use of the Memorandum is suspended as set forth below) and (ii) the date upon which you and your affiliates first cease to hold Securities acquired as part of the initial distribution thereof; provided, however, that the Company shall, if requested by the Initial Purchaser, amend or supplement the Memorandum as provided in the second sentence of
     Section 5.1(a) after such 180-day period (but in no event beyond the date on which an Exchange Offer is consummated pursuant to the Registration Rights Agreement) so long as an Initial Purchaser shall have agreed to reimburse the Company for its reasonable expenses in
     connection  therewith.   In  addition,  after  30  days  from the date
     hereof, the Company shall not be required to amend or supplement the Memorandum pursuant to paragraph (a) or (c) of this Section 5.1(a) in the event that, and for so long as (A) an event occurs and is continuing as a result of which the Memorandum as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under when they are made, and (B) the Company determines in its good faith judgment that the disclosure of such event at such time would materially adversely affect the interests of the Company. The Company agrees to notify you to suspend use of the Memorandum as promptly as practicable after the occurrence of such an event, and you hereby agree to suspend use of the
     Memorandum   until  the  Company  has  amended  or  supplemented   the
     Memorandum to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines in its good faith judgment that the disclosure in the Memorandum of an event described above would no longer materially adversely affect the Company or that such disclosure is not necessary, the Company agrees promptly to notify you of such determination, to amend or supplement the Memorandum if necessary to correct any untrue statement or omission therein and to furnish you such numbers of copies of the Memorandum, as so amended or supplemented, as you may reasonably request.

          (d) The Company will, without charge, provide to the Initial Purchaser and to counsel to the Initial Purchaser as many copies of the Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Memorandum.

          (f) For and during the period ending on the fifth anniversary of the Time of Purchase, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the holders of the Securities and, promptly after available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (g) Prior to the Time of Purchase, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Memorandum.

          (h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

          (i) The Company will not, and will not permit any of its Subsidiaries to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of
     Section 4(2) of the Act.

          (j) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and not salable in full under Rule 144 under the Act (or any successor provision), the Company will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to
     Section 13 or 15(d) of the Exchange Act.

          (k) The Company will use its best efforts to (i) permit the Securities to be included for quotation on PORTAL and (ii)

                              -28-
     permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (l) The Company will use its reasonable best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Basic Documents prior to or after the Closing and to satisfy all conditions precedent on its part to the obligations of the Initial Purchaser to purchase and accept delivery of the Securities.

          (m) To the extent reasonably permitted by applicable law, the Company will treat the Preferred Stock as "stock" for purposes of the Code.

                            ARTICLE VI

                               FEES

          Section 6.1. COSTS, EXPENSES AND  TAXES.   The Company agrees to pay
all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8.2 hereof, including, but not limited to, all costs and expenses incident to (i) its negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and each of the other Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, (ii) any costs of printing the Memorandum and the Memorandum and any amendment or supplement thereto, any other marketing related materials and any "Blue Sky" memoranda (which shall include the reasonable disbursements of counsel to the Initial Purchaser in respect thereof), (iii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iv) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company and the Initial Purchaser, (v) preparation (including printing), issuance and delivery to the Initial Purchaser of the Securities, (vi) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel to the Initial Purchaser relating thereto, (vii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on PORTAL, and (ix) except as limited by
Article  VII,  all  costs  and  expenses   (including  without  limitation,
reasonable attorneys' fees and expenses), if any, in connection with the enforcement of this Agreement, the Securities or any other agreement
furnished  pursuant  hereto  or  thereto  or  in  connection   herewith  or
therewith.  In addition, the

Company shall pay any and all stamp, transfer and other similar taxes (but excluding any income, franchise, personal property, AD VALOREM or gross receipts taxes) payable or determined to be payable in connection with the execution and delivery of this Agreement, any of the other Basic Documents or the issuance of the Securities, and shall save and hold the Initial Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes (other than if such delay is caused by the Initial Purchaser).

                           ARTICLE VII

                             INDEMNITY

          Section 7.1 INDEMNITY.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees and covenants to hold harmless and indemnify the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of
Section 20 of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including expenses of investigation) to which the Initial Purchaser or such controlling person may become subject
(i) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum (as updated and amended and delivered to the Initial Purchaser) and any amendments or supplements thereto (as updated and amended and delivered to the Initial Purchaser), the Basic Documents, any documents filed with the Commission or any State Commission (collectively, the "Offering Materials") or arising out of or based upon the omission or alleged omission to state in the Offering Materials (as updated and amended and delivered to the Initial Purchaser) a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) arising out of, based upon or in any way related or attributed to claims, actions or proceedings relating to this Agreement or the subject matter of this Agreement and resulting from any breach of any representation, warranty, covenant or agreement of the Company or any of the Material Subsidiaries contained in this Agreement or
(iii) arising in any manner out of or in connection with such Person being a Initial Purchaser of the Securities and relating to any action taken or omitted to be taken by the Company or any of the Material Subsidiaries in violation of this Agreement; PROVIDED, HOWEVER, that the Company shall not be liable under this paragraph (a) (x) to the extent that such losses, claims, damages and liabilities arose out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing  by  the Initial
Purchaser for inclusion therein (or for a breach by the Initial Purchaser of any representation, warranty, covenant or agreement contained in the Agreement); PROVIDED, FURTHER, that the Company shall not be liable under this paragraph (a) to the extent that such losses, claims, damages, or liabilities arose out of or are based upon an untrue statement or omission made in the Memorandum that is corrected in the Memorandum (or any amendment or supplement thereto) if the person asserting such loss, claim, damage or liability purchased Securities from the Initial Purchaser was not given the Memorandum (or any amendment or supplement thereto) on or prior to the confirmation of the sale of such Securities or (y) any amounts paid in settlement of claims without its written consent, which consent shall not be unreasonably withheld, or to the extent that it is finally judicially determined that such losses, claims, damages or liabilities arose primarily (x) out of untrue statements or omissions made in the Offering Materials in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing by the Initial Purchaser for inclusion therein (or for a breach by the Initial Purchaser of any representation or warranty contained in this Agreement) or (y) out of the gross negligence, willful misconduct or bad faith of the Initial
Purchaser  or  such  indemnified  person.   The  Company further agrees  to
reimburse the Initial Purchaser for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to
defend   or   defending  any  lawsuits,  claims  or  other  proceedings  or investigations arising in any manner out of or in connection with such Person being an Initial Purchaser; PROVIDED that if the Company reimburses the Initial Purchaser hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, the Initial Purchaser hereby agrees to refund such reimbursement of expenses to the extent it is finally judicially determined that the losses, claims, damages or liabilities arising out of or in connection with such lawsuit, claim or other proceedings arose primarily out of the gross negligence, willful misconduct or bad faith of the Initial Purchaser or such indemnified person or from a violation by the Initial Purchaser of legal requirements applicable to the Initial Purchaser solely because of its character as a particular type of regulated institution. The Company further agrees that the indemnification, contribution and reimbursement commitments set forth in this Article VII shall apply whether or not the Initial Purchaser is a formal party to any such lawsuits, claims or other
proceedings.   The  indemnity,  contribution   and   expense  reimbursement
obligations of the Company under this Article VII shall be in addition to any liability the Company may otherwise have.

          (b)   INDEMNIFICATION  BY  THE  INITIAL  PURCHASER.   The  Initial
Purchaser agrees and covenants to hold harmless and indemnify the Company and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement of any material fact contained in the Offering Materials, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing by the Initial Purchaser for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Initial Purchaser under this Article VII shall be in addition to any liability the Initial Purchaser may otherwise have.

          (c)   PROCEDURE.   If  any  Person  shall be entitled to indemnity
hereunder (the "Indemnified Parties"), such Indemnified Party shall give prompt notice confirmed in writing to the party or parties from which such indemnity is sought (the "Indemnifying Parties") of the commencement of any proceeding (a "Proceeding") with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced materially by
such  failure.   The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, HOWEVER, that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Parties agree to pay such fees and expenses; or (2) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or Parties and the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Parties, and the Indemnifying Parties shall have been advised in writing by outside counsel  that  there  may  be  one  or  more material
defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel, if any) at any time for such Indemnified
Party or parties, or for fees and expenses that  are  not  reasonable.   No
Indemnified Party or parties will settle any Proceedings without the written consent of the Indemnifying Party or parties (but such consent will not be unreasonably withheld).

          Section 7.2. CONTRIBUTION. If for any reason the indemnification provided for in Section 7.1 of this Agreement is unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then
each  applicable  Indemnifying   Party,   in   lieu  of  indemnifying  such
Indemnified Party, shall contribute to the amount  paid  or payable by such
Indemnified  Party  as  a  result  of  such  losses,  claims,  damages   or
liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying and Indemnified Parties shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses, but after giving effect to the Initial Purchaser's discount) received by the Company bear to the total discounts and commissions and the merger and consent advisory fee (the "M&A Fee") referred to in the caption "Plan of Distribution" in the Memorandum received by the Initial Purchaser. The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and each
such  party's  relative  intent,   knowledge,  access  to  information
and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim.

          The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined by any method of allocation which does not take into account the equitable considerations referred to in such paragraph. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person.

          Notwithstanding any other provision of this Section 7.2, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation, including without limitation, the M&A Fee, received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or a breach of a representation or warranty or the omissions or alleged omissions to state a material fact.

          Section   7.3. REGISTRATION   RIGHTS   AGREEMENTS.   Notwithstanding
anything  to  the  contrary  in this Article VII, the  indemnification  and
contribution  provisions  of  the   Preferred   Stock  Registration  Rights
Agreement or the Common Stock Registration Rights Agreement shall govern any claim with respect thereto.

                           ARTICLE VIII

                           MISCELLANEOUS

          Section 8.1  SURVIVAL   OF   PROVISIONS.    The   representations,
warranties and covenants of the Company and the Initial Purchaser made herein, the indemnity and contribution agreements contained herein and each of the provisions of Articles V, VII and VIII shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company, the Initial Purchaser or any Indemnified Party, (b) acceptance of any of the Securities and payment therefor or (c) disposition of the Securities by the Initial Purchaser whether by redemption, exchange, sale or otherwise. The respective agreements, covenants, indemnities and other statements set forth in Article VII and Section 8.7 shall remain in full force and effect regardless of any termination or cancellation of this Agreement.

          Section 8.2. TERMINATION.   This  Agreement may be terminated (as to
the party electing to so terminate it) at  any  time  prior  to the Time of
Purchase:

          (a)   by the Company if any of the conditions specified in Section
4.2 of this Agreement have not been met or waived by the Company pursuant to the terms of this Agreement;

          (b) by the Initial Purchaser if any of the conditions specified in Section 4.1 of this Agreement have not been met or waived pursuant to the terms of this Agreement by November 30, 1996.

          (c)   By the Initial Purchaser if:

          (i) the Company or any of its Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or any of its Subsidiaries), except in each case as described in the Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United

     States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Memorandum; or

          (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (d) Termination of this Agreement pursuant to this Section 8.2 shall be without liability of any party to any other party except as provided in Section 8.1 hereof.

          Section 8.3. NO WAIVER; MODIFICATIONS IN WRITING. (a) No failure or delay on the part of the Company or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, PROVIDED that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          (b) Except pursuant to Section 2.1 and Article VI hereof, the Company has not paid or shall not pay, or has not caused or shall not cause to be paid, directly or indirectly, any remuneration, whether by way of
interest,   fee   or   otherwise,  to  any  holder  of  any  Securities  as
consideration for or as an inducement to the purchase by any holder of the Securities.

          Section 8.4. ROLE OF SPECIAL COUNSEL. The role of Cahill Gordon & Reindel, special counsel to the Initial Purchaser, has been limited to functioning on this Agreement and such firm has not performed a due diligence investigation with respect to the Company or any of its Subsidiaries or their respective affairs.

          Section  8.5. INFORMATION  SUPPLIED  BY THE INITIAL PURCHASER.   The
statements set forth in the first sentence of the third paragraph under the heading "Plan of Distribution" in the Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 3.1(a) and 7.1(a) and (b) hereof.

          Section   8.6. COMMUNICATIONS.   All  notices,  demands  and   other
communications provided for hereunder shall be in writing and, (a) if to the Initial Purchaser, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, addressed to CIBC Wood Gundy Securities Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017 or to such other address as the Initial Purchaser may designate to the Company in writing with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York
10005, Attention:   Roger  Meltzer,  Esq.,  (b) if to the Company, shall be
given by similar means to Renaissance Cosmetics, Inc., 955 Massachusetts Avenue, Cambridge, Massachusetts 02139, Attention: President, with copies to Renaissance Cosmetics, Inc., 635 Madison Avenue, New York, New York 10022, Attention: John R. Jackson, Esq., General Counsel, and Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, Attention: Paul D. Ginsberg, Esq., or at such other address as the Company may designate in writing. In each case notices, demands and other communications shall be deemed given when received.

          Section  8.7. DETERMINATIONS.   All determinations to be made by the
Company or the Initial Purchaser hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion (except as expressly provided otherwise).

          Section  8.8.  EXECUTION  IN  COUNTERPARTS.   This Agreement  may  be
executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          Section 8.9. SUCCESSORS.   This Agreement shall inure to the benefit
of and be binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this agreement is intended or shall be construed to give any
other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person except that (i) the indemnities of the Company contained in Section 7.1(a) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Initial Purchaser and any Person or Persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 7.1(b) of this Agreement shall also be for the benefit of the directors of the Company, its officers, employees and agents and any Person or Persons who control the Company within the meaning of Section 15 of the Act or Section
20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

          SECTION 8.10. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 8.11. SEVERABILITY  OF  PROVISIONS.   Any  provision  of this
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 8.12. HEADINGS. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                              RENAISSANCE COSMETICS, INC.


                              By:/s/ John R. Jackson
                                  Name: John R. Jackson
                                  Title: Vice President


CIBC WOOD GUNDY SECURITIES CORP.



By:/s/Dean C. Kehler

    Name: Dean C. Kehler

    Title: Managing Director

                          SCHEDULE 3.1(c)


HOUBIGANT (1995) LIMITED/HOUBIGANT (1995) LIMITEE

DANA PERFUMES (CANADA) LTD.

MARCAFIN S.A.

PERFUMES DANA DO BRAZIL, S.A.

RENAISSANCE ACQUISITION, INC.